EX-99.23(g)(21)

                                  AMENDMENT TO
                    AMENDED AND RESTATED MUTUAL FUND CUSTODY
                             AND SERVICES AGREEMENT


     This Amendment dated the 30th day of December, 2008, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, ("Agreement") by and between JNL Variable Fund LLC ("Fund") and The Bank of New York Mellon (successor by operation of law to Mellon Trust of New England, N.A.) ("Custodian").

WHEREAS, the Fund and the Custodian have entered into the Agreement;

WHEREAS, in order to reflect a change in Authorized Persons to add Mark Anderson and Karen Buiter; and

WHEREAS, in order to reflect a change in Officers to add Karen Buiter as Assistant Treasurer.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL VARIABLE FUND LLC                               THE BANK OF NEW YORK MELLON

By:    /s/ Mark D. Nerud                            By:    /s/ Candice L. Walker
Name:  Mark D. Nerud                                Name:  Candice L. Walker
Title: President                                    Title: VP

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of Delaware ( "Fund"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                            SIGNATURE

Mark Anderson                                   /s/ Mark Anderson
Eric Bjornson                                   /s/ Eric Bjornson
Karen Buiter                                    /s/ Karen Buiter
Garett Childs                                   /s/ Garett Childs
Kelly L. Crosser                                /s/ Kelly L. Crosser
Steven J. Fredricks                             /s/ Steven J. Fredricks
J. Kevin Kenely                                 /s/ J. Kevin Kenely
Daniel W. Koors                                 /s/ Daniel W. Koors
Tracey McLaughlin                               /s/ Tracey McLaughlin
Lynn Mouser                                     /s/ Lynn Mouser
Mark D. Nerud                                   /s/ Mark D. Nerud
Michael Piszczek                                /s/ Michael Piszczek
Susan S. Rhee                                   /s/ Susan S. Rhee

                                                JNL VARIABLE FUND LLC

                                                By: /s/ Susan S. Rhee
                                                Name:  Susan S. Rhee,  Secretary
                                                Dated: December 30, 2008

                                   APPENDIX B
                                  FUND OFFICERS


     I, Susan S. Rhee, the Secretary of JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of Delaware ( "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                 POSITION                            SIGNATURE


Mark D. Nerud        President, and               /s/ Mark D. Nerud
                     and Chief Executive Officer

Daniel W. Koors      Vice President, Treasurer,   /s/ Daniel W. Koors
                     and Chief Financial Officer

Michael Piszczek     Vice President               /s/ Michael Piszczek

J. Kevin Kenely      Vice President               /s/ J. Kevin Kenely

Karen Buiter         Assistant Treasurer          /s/ Karen Buiter

Susan S. Rhee        Vice President, Secretary    /s/ Susan S. Rhee
                     and Counsel

Kelly L. Crosser     Assistant Secretary          /s/ Kelly L. Crosser

Steven J. Fredricks  Chief Compliance Officer     /s/ Steven J. Fredricks


                                                 JNL VARIABLE FUND LLC

                                                 By: /s/ Susan S. Rhee
                                                 Name:  Susan S. Rhee, Secretary
                                                 Dated:  December 30, 2008